Execution Copy

AMENDMENT NO. 2 TO
RECEIVABLES LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 2 DATED JANUARY 4, 2019 (this "Amendment") to the RECEIVABLES LOAN AND SECURITY AGREEMENT, DATED AS OF JANUARY 25, 2018 (the "Original Agreement"), among VOLT FUNDING II, LLC (the "Borrower"), VOLT INFORMATION SCIENCES, INC. (the "Servicer"), AUTOBAHN FUNDING COMPANY LLC ("Autobahn"), as Conduit Lender, the OTHER LENDERS PARTY THERETO, DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, NEW YORK BRANCH ("DZ Bank"), as agent (the "Agent") and Autobahn and DZ Bank, as letter of credit issuers (the "LC Issuers"), as amended by Amendment No. 1 thereto dated June 8, 2018 (the Original Agreement, as so amended, the "Existing Agreement", and as further amended by this Amendment and as it may be further amended, supplemented, modified and/or restated in accordance with its terms, the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Agreement.

WHEREAS, the parties desire a one-year extension of the Facility, desire to modify the limitation on Eligible Receivables with original terms in excess of 60 days as set forth in the definition of "Overconcentration Amount" and desire to modify certain financial covenants applicable to the Servicer, all as set forth in the Existing Agreement;

WHEREAS, Autobahn is currently the only Lender under the Existing Agreement; and

WHEREAS, in conjunction with the foregoing, the parties hereto have agreed to amend the Existing Agreement on the terms and subject to the conditions herein set forth;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree to the following:

1. Current Amendment to Existing Agreement. As of the Effective Date (as defined below), the Existing Agreement shall be amended by

(a) deleting the date "January 25, 2020" in the definition of "Amortization Date" in Section 1.01 of the Existing Agreement and replacing it with "January 25, 2021;"

(b) deleting the date "July 25, 2020" in the definition of "Facility Maturity Date" in Section 1.01 of the Existing Agreement and replacing it with "July 25, 2021;"

(c) deleting the number "2.5%" in clause (xii) of the definition of "Overconcentration Amount" in Section 1.01 of the Existing Agreement and replacing it with "10.0%":

(d) adding a new clause (xiii) to the definition of "Overconcentration Amount" in Section 1.01 of the Existing Agreement to read as follows (and renumbering existing clauses (xiii) through (xv) as clauses (xiv) through (xvi)):

(xiii) Eligible Receivables (other than Eligible Receivables for which the Obligor is rated "BBB-" (or its equivalent) or better by at least one Rating Agency) with original payment terms permitting payment more than 60 days after the date the Receivable is invoiced: 2.5%;

(e) replacing Section 5.06(a) of the Existing Agreement in its entirety with the following:

(a) The Servicer shall maintain a Tangible Net Worth of at least $30,000,000 through the fiscal year ending on or about October 31 2019, and at least $40,000,000 thereafter, in each case as determined quarterly at the time of delivery of the Servicer's consolidated financial statements for such respective fiscal quarter or audited consolidated financial statements for such respective fiscal year end;

(f) deleting "2018" in Section 5.06(b) of the Existing Agreement and replacing it with "2019".

2. Conditions to Effectiveness. This Amendment shall be effective on the date (such date, the "Effective Date") of completion of both (i) delivery to the Agent of counterparts of this Amendment duly executed by all parties hereto and (ii) payment of an extension fee by the Borrower or Parent as agreed by the Borrower, the Parent and the Agent.

3. Miscellaneous.

3.1 Each of the Borrower and the Servicer represents and warrants (which representations and warranties shall survive the execution and delivery hereof) that, upon the effectiveness of this Amendment:

(a) each of the Borrower and the Servicer has the corporate power and authority to execute and deliver this Amendment and has taken or caused to be taken all necessary corporate actions to authorize the execution and delivery of this Amendment;

(b) no consent of any other Person (including, without limitation, shareholders or creditors of the Borrower or the Servicer), and no approval or authorization of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Amendment by the Borrower or the Servicer other than such that have been obtained; and

(c) the Existing Agreement, as amended hereby, constitutes the legal, valid and binding obligation of each of the Borrower and the Servicer, enforceable against each of them in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors' rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

3.2 The Existing Agreement, as amended hereby, is hereby ratified and confirmed in all respects and remains in full force and effect in accordance with its terms. In

addition, this Amendment shall not be deemed a waiver of any Amortization Event, Servicer Event of Default or Event of Default (nor any event that but for notice or lapse of time or both would constitute an Amortization Event, Servicer Event of Default or Event of Default) or any other term or condition of any Basic Document, shall not be deemed to prejudice any right or rights which any Lender or the Agent (i) have to exercise any rights, remedies, powers, claims or causes of action now or hereafter available under the Agreement or any other Basic Document as a result of any past, present or future Amortization Event, Servicer Event of Default or Event of Default (nor any event that but for notice or lapse of time or both would constitute an Amortization Event, Servicer Event of Default or Event of Default), or (ii) otherwise may now have or may have in the future under or in connection with any Basic Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time (including pursuant to this Amendment), and each of the Agent and the Lenders hereby reserve all of their respective rights, remedies, powers, claims and causes of action under the Existing Agreement, as amended hereby, and under applicable law, all of which rights, remedies, powers, claims and causes of action are cumulative to such party.

3.3 All references in the Existing Agreement to "this Agreement" and "herein" and all references to the Agreement in the documents executed by the parties hereto in connection with the Existing Agreement shall mean the Existing Agreement as amended hereby and as it may in the future be amended, restated, supplemented or modified from time to time.

3.4 This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

3.5 The Borrower hereby agrees to pay all reasonable and documented out-of-pocket third-party costs and expenses incurred by the Agent and the Lenders in connection with this Amendment as required pursuant to Section 16.03 of the Agreement to be paid, including, without limitation, the reasonable fees and expenses of Arnold & Porter Kaye Scholer LLP, counsel to the Agent.

3.6 <u>GOVERNING LAW</u>. THIS AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

THE BORROWER:

VOLT FUNDING II, LLC

By: [signature]
Name: Kevin D.Hannon
Title: VP & Treasurer

THE SERVICER:

VOLT INFORMATION SCIENCES, INC.

By: [signature]
Name: Kevin D.Hannon
Title: VP & Treasurer

THE AGENT AND LC ISSUER:

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, NEW YORK BRANCH

By:____________________
Name: Christian Haesslein
Title: Director

By:____________________
Name: Mehul Patel
Title: Vice President

THE CONDUIT LENDER AND LC ISSUER:

AUTOBAHN FUNDING COMPANY LLC

By:______________________________
Name: Christian Haesslein
Title: Director

By:______________________________
Name: Mehul Patel
Title: Vice President